Item 77 C(2) -- Submission of Matters to a Vote of Security Holders

A Special Meeting of shareholders of International Income Fund (the "Fund") was held on November 30, 1999. The following items, which are required to be reported under this Item 77C, were approved as follows:

AGENDA ITEM 1:  To elect Directors:*
1)  Thomas G. Bigley
2)  Nicholas P. Constantakis
3)  John F. Cunningham
4)  John E. Murray, Jr., JD, S.J.D.
5)  Charles F. Mansfield
6)  John S. Walsh
7)  J. Christopher Donahue

AGENDA ITEM 2: To amend the Fund's fundamental investment policy regarding borrowing money and issuing senior securities.
The results of shareholders voting were as follows:

	Shares voted affirmatively ...............7,572,358
	Shares voted negatively .....................94,346
	Shares abstaining ...........................94,409

AGENDA ITEM 3: To amend the Fund's fundamental investment policy regarding investments in real estate.
The results of shareholders voting were as follows:

	Shares voted affirmatively ................7,572,701
	Shares voted negatively ......................71,337
	Shares abstaining ...........................117,075
_________________________
*The following Directors continued their terms: John F. Donahue,  John
T. Conroy, Lawrence D. Ellis, M.D., Peter E. Madden, and Marjorie P.
Smuts.


AGENDA ITEM 4: To amend the Fund's fundamental investment policy regarding investments in commodities.

The results of shareholders voting were as follows:

	Shares voted affirmatively ..................7,541,206
	Shares voted negatively .......................129,641
	Shares abstaining ..............................90,266

AGENDA ITEM 5: To amend the Fund's fundamental investment policy regarding underwriting securities.

The results of shareholders voting were as follows:

	Shares voted affirmatively .................7,583,954
	Shares voted negatively .......................86,884
	Shares abstaining .............................90,275

AGENDA ITEM 6: To amend the Fund's fundamental investment policy regarding lending by the Funds.

The results of shareholders voting were as follows:

	Shares voted affirmatively ..................7,577,571
	Shares voted negatively ........................93,918
	Shares abstaining ..............................89,624

AGENDA ITEM 7: To amend the Fund's fundamental investment policy regarding concentration of the Fund's investments in the securities of companies in the same industry.

The results of shareholders voting were as follows:

	Shares voted affirmatively ................7,581,943
	Shares voted negatively ......................54,162
	Shares abstaining ...........................125,008

AGENDA ITEM 8: To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding buying securities on margin.

The results of shareholders voting were as follows:

	Shares voted affirmatively ................7,517,700
	Shares voted negatively .....................129,420
	Shares abstaining ...........................113,993



AGENDA ITEM 9: To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding pledging assets.

The results of shareholders voting were as follows:

	Shares voted affirmatively ................7,515,298
	Shares voted negatively .....................134,397
	Shares abstaining ...........................111,418

AGENDA ITEM 10: To remove the Fund's fundamental investment policy regarding selling securities short.

The results of shareholders voting were as follows:

	Shares voted affirmatively ................7,519,432
	Shares voted negatively .................... 132,204
	Shares abstaining ...........................109,477

AGENDA ITEM 11: To remove the Fund's fundamental investment policy regarding investing in oil, gas and minerals.

The results of shareholders voting were as follows:

	Shares voted affirmatively ................7,536,695
	Shares voted negatively ......................72,620
	Shares abstaining ...........................152,190

AGENDA ITEM 12: To remove the Fund's fundamental investment policy regarding purchasing securities of Fiduciary Trust Company
International..

The results of shareholders voting were as follows:

	Shares voted affirmatively .............7,567,695
	Shares voted negatively ...................83,088
	Shares abstaining ........................110,330

AGENDA ITEM 13: To remove the Fund's fundamental investment policy regarding purchasing and selling options.

The results of shareholders voting were as follows:

	Shares voted affirmatively ...............7,537,217
	Shares voted negatively ....................112,836
	Shares abstaining ..........................111,060

AGENDA ITEM 14: To approve an amendment to the Corporation's Articles of Incorporation.

The results of shareholders voting were as follows:

	Shares voted affirmatively ................7,532,931
	Shares voted negatively .....................121,248
	Shares abstaining ...........................106,934


The Definitive Proxy Statement for the Special Meeting held on November 30, 1999, was filed with the Securities and Exchange Commission on September 23, 1999, and is incorporated by reference. (File No. 811-
3984)